EXHIBIT 10.3.10

GUARANTY AGREEMENT

This Guaranty Agreement, dated as of May 8, 2003, is executed by LEWIS GOULD, an individual resident of Florida (the “Guarantor”) to FLEET CAPITAL CORPORATION (the “Agent”), a Rhode Island corporation having an office at One Landmark Square, Stamford, Connecticut 06901, as agent for itself and HSBC Bank USA (the “Lenders”).

BACKGROUND

A. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in that certain Second Amended and Restated Loan Agreement between the Agent, the Lenders, and the Borrower dated as of even date herewith (the “Loan Agreement”).

B. Pursuant to the Loan Agreement, the Borrower is indebted to the Lenders for, among other things, (i) a certain revolving credit facility made available to the Borrower in the original principal amount of $23,000,000 (the “Revolving Loan”), (ii) a certain term loan issued to the Borrower in the original principal amount of $4,000,000 (the “2002 Term Loan”) and (iii) a certain term loan issued to the Borrower in the original principal amount of $4,500,000 (the “2003 Term Loan”).

C. The 2003 Term Loan is evidenced by (i) a certain term note issued by the Borrower in favor of Fleet Capital Corporation in the original principal amount of $2,700,000 (the “FCC 2003 Term Note”) and (ii) a certain term note issued by the Borrower in favor of HSBC Bank USA (“HSBC”) in the original principal amount of $1,800,000 (the “HSBC 2003 Term Note”, collectively, the FCC 2003 Term Note and the HSBC 2003 Term Note shall hereinafter be referred to as, the “2003 TermNotes”).

D. In consideration of and as a material inducement for the Agent, for the ratable benefit of the Lender, issuing the 2003 Term Loan to the Borrower, the Guarantor does hereby represent, warrant, covenant, and agree as follows:

AGREEMENT

ARTICLE I.

COVENANTS AND AGREEMENTS

Section 1. The Guaranty. The Guarantor hereby absolutely and unconditionally guarantees to the Agent, for the ratable benefit of the Lenders, the full and prompt payment and performance of all liabilities of the Borrower to both the Agent and the Lender, whenever and however arising under the 2003 Term Loan. As used herein, “liabilities” means the indebtedness, liabilities and obligations of the Borrower to both the Agent and the Lenders of every kind and description relating to the 2003 Term Loan whether direct or indirect, primary or secondary, absolute or contingent, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, without limitation, the Loan Agreement, and all extensions, renewals and substitutions therefor, and further including, without limitation, all reasonable costs, reasonable expenses and reasonable attorneys’ and other professionals’ fees incurred in the collection of the 2003 Term Loan and in any litigation arising from the 2003 Term Loan or this Guaranty or in the defense, protection, preservation, realization or enforcement of any rights, liens or remedies against the Borrower solely with respect to the 2003 Term Loan or in the defense, protection, preservation, realization and enforcement of any rights, liens or remedies against the Guarantor under this Guaranty. All payments by the Guarantor shall be paid in lawful money of the United States of America. Each and every payment obligation or liability guaranteed hereunder shall give rise to a separate cause of action, and separate suits may but need not be brought hereunder as each cause of action arises. The maximum liability of Guarantor hereunder shall be $3,000,000 plus the costs, expenses and fees described in this Section 1.

Section 2. Unconditional Nature of Guaranty.

The liabilities of the Guarantor under this Guaranty shall be absolute and unconditional and shall remain in full force and effect until every payment, obligation or liability guaranteed hereunder shall have been fully and finally paid and performed. The Guarantor further guarantees that all payments made by the Borrower with respect to any liabilities hereby guaranteed will, when made, be final and agrees that if any such payment is recovered from or repaid by either the Agent or any Lender, in whole or in part in any bankruptcy, insolvency or similar proceeding instituted by or against the Borrower, this Guaranty shall continue to be fully applicable to such liabilities to the same extent as though the payment so recovered or repaid had never been originally made on such liabilities. The obligations of the Guarantor shall not be affected, modified, released, discharged or impaired, in whole or in part, upon the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to, or consent of, the Guarantor:

(1) The compromise, settlement, release, change or modification, whether material or otherwise, or termination of any or all of the liabilities;

(2) The failure to give notice to the Guarantor of the occurrence of an event of default under the terms and provisions of this Guaranty, or any of the other instruments, agreements or documents evidencing, securing or otherwise relating to any of the liabilities or securing or otherwise relating to the 2003 Term Loan, and this Guaranty (collectively, including the Loan Agreement and this Guaranty, the “Loan Documents”);

(3) The modification, amendment, recession or waiver by the Agent or any Lender of the payment, performance or observance by the Borrower or the Guarantor of any of their respective obligations, conditions, covenants or agreements contained in any of the Loan Documents;

(4) The extension of time for payment of any principal, interest or any other amount due and owing under any of the Loan Documents, or of the time for performance of any other obligations, covenants or agreements under or arising out of any of the Loan Documents, or the extension or the renewal of any thereof;

(5) The modification or amendment (whether material or otherwise) of any duty, obligation, covenant or agreement set forth in any of the Loan Documents;

(6) The taking or the failure to take any of the actions referred to in any of the Loan Documents;

(7) Any failure, omission, delay or lack on the part of either the Agent or any Lender to enforce, assert or exercise any right, power or remedy conferred on the Agent or such Lender in any of the Loan Documents;

(8) The full or partial discharge of the Borrower in bankruptcy or similar proceeding or otherwise;

(9) The release or discharge, in whole or in part, or the death, bankruptcy, liquidation or dissolution of any other person or entity other than the Guarantor which is primarily or secondarily liable with respect to the liabilities;

(10) The addition, exchange, release or surrender of all or any of the collateral held by the Agent, for the ratable benefit of the Lenders, as security for the liabilities; or

(11) The default or failure of the Guarantor fully to perform any of the Guarantor’s liabilities or obligations set forth in this Guaranty.

The Guarantor agrees that no delay, act of commission or omission of any kind or at any time upon the part of either the Agent or the Lenders or their successors and assigns with respect to any matter whatsoever shall in any way impair the rights of the Agent, for the ratable benefit of the Lender, to enforce any right, power or benefit under this Guaranty or any of the other Loan Documents to which the Guarantor is a party or be construed to be a waiver thereof. Any such right may be exercised from time to time and as often as may be deemed expedient. No set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature which the Guarantor has or may have against the Agent or the Lenders, or any assignee or successor thereof shall be available hereunder to the Guarantor against the Agent or the Lenders or their successors and assigns.

To the extent not otherwise expressly provided herein, the Guarantor expressly waives all defenses of suretyship or impairment of collateral.

Section 3. Right of the Agent to Proceed Against the Guarantor.

The Agent, for the ratable benefit of the Lenders, in its sole discretion, shall have the right to proceed first and directly against the Guarantor under this Guaranty without proceeding against or exhausting any other remedies which it may have against the Borrower or any other person primarily or secondarily liable for any of the liabilities and without resorting to any security held by the Agent. Upon any Event of Default of the Guarantor under this Guaranty, or of the Borrower under the Loan Agreement or the 2003 Term Notes, the liability of Guarantor shall not be effective until twenty (20) days after the Guarantor’s receipt of notice of such Event of Default if such Event of Default is not cured or waived prior to the end of such period. No delay or omission in exercising any right hereunder shall operate as a waiver of such right or any other right.

This Guaranty is entered into by the Guarantor for the benefit of the Agent, the Lenders, and their permitted successors and assigns, all of whom shall be entitled to enforce performance and observance of this Guaranty.

Section 4. Waivers, Payment of Costs and Other Agreements.

THE GUARANTOR ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS GUARANTY IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY WAIVES THE GUARANTOR’S RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE AGENT, FOR THE RATABLE BENEFIT OF THE LENDERS, MAY DESIRE TO USE, AND FURTHER WAIVES THE GUARANTOR’S RIGHTS TO REQUEST THAT EITHER THE AGENT OR THE LENDERS, POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT THE GUARANTOR AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY SOUGHT OR OBTAINED BY THE AGENT, FOR THE RATABLE BENEFIT OF THE LENDERS. THE GUARANTOR HEREBY FURTHER EXPRESSLY WAIVES DILIGENCE, DEMAND, PRESENTMENT, PROTEST, NOTICE OF NONPAYMENT OR PROTEST, NOTICE OF THE ACCEPTANCE OF THIS GUARANTY, NOTICE OF ANY RENEWALS OR EXTENSIONS OF THE 2003 TERM NOTES AND OF ANY ACCOMMODATIONS MADE OR EXTENSIONS OR OTHER FINANCIAL ACCOMMODATIONS GRANTED TO THE BORROWER OR OTHER ACTION TAKEN IN RELIANCE HEREON AND ALL OTHER DEMANDS AND NOTICES OF ANY DESCRIPTION IN CONNECTION WITH THIS GUARANTY, ANY OF THE LIABILITIES OR OTHERWISE.

THE GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS OF WHICH THIS GUARANTY IS A PART AND/OR THE ENFORCEMENT OF ANY OF THE AGENT’S OR THE LENDER’S RIGHTS AND REMEDIES, INCLUDING WITHOUT LIMITATION, TORT CLAIMS. THE GUARANTOR ACKNOWLEDGES THAT THE GUARANTOR MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH THE GUARANTOR’S ATTORNEYS. THE GUARANTOR FURTHER ACKNOWLEDGES THAT NEITHER THE AGENT NOR THE LENDER HAS AGREED WITH OR REPRESENTED TO THE GUARANTOR THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

The Guarantor hereby fully subordinates to the liabilities owed to both the Agent and the Lenders (i) any right of subrogation that the Guarantor may have against the Borrower, including without limitation, any right of subrogation by virtue of the Guarantor’s making payments hereunder, and (ii) any other claims that the Guarantor may have against the Borrower and any other indebtedness, direct or indirect, absolute or contingent, that the Borrower may now or hereafter owe to the Guarantor, provided, however, that the Guarantor shall not be obligated to subordinate any claim for salary and tax distributions from the Borrower to which the Guarantor is entitled and which are permitted pursuant to the Loan Agreement (the rights, claims and indebtedness referred to in clauses (i) and (ii) being collectively referred to herein as “Subordinated Claims”). So long as an Event of Default has occurred and is continuing, the Guarantor will not accept any payment upon any of the Subordinated Claims, and will not have the right to take action to collect any of the Subordinated Claims, until the liabilities have been fully and finally paid.

THE GUARANTOR ACKNOWLEDGES THAT GUARANTOR MAKES THE WAIVERS SET FORTH IN SUBSECTIONS (1), (2) AND (3) ABOVE KNOWINGLY AND VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THOSE WAIVERS WITH THE GUARANTOR’S ATTORNEY. THE GUARANTOR FURTHER ACKNOWLEDGES THAT NEITHER THE AGENT NOR ANY LENDER HAS AGREED WITH OR REPRESENTED TO THE GUARANTOR OR ANY OTHER PARTY HERETO THAT THE PROVISIONS OF SUBSECTIONS (1), (2) AND (3) ABOVE WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

The Guarantor agrees to pay all reasonable costs and expenses, including reasonable fees of attorneys, paralegals and other professionals, arising out of or with respect to the validity, enforcement, realization, protection or preservation of this Guaranty or any of the liabilities.

If, for any reason, the Borrower has no legal existence or is under no legal obligation to discharge any liabilities subject to this Guaranty or if any liabilities subject to this Guaranty have become irrecoverable from the Borrower by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such liabilities. In the event that acceleration of the time for payment of any liabilities subject to this Guaranty is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the 2003 Term Notes or any of the other Loan Documents shall be immediately due and payable by the Guarantor, without notice or demand.

Section 5. Set-off. The Guarantor hereby gives the Agent, for the ratable benefit of the Lenders, a lien and, at any time after the occurrence of an Event of Default, a right of set-off for all the Guarantor’s liabilities to both the Agent and the Lenders upon and against all the Guarantor’s deposits, credits, collateral and property now or hereafter in the possession or control of the Agent, or in transit to it. The Agent, for the ratable benefit of the Lenders, may, at any time following the occurrence of an Event of Default, without notice to the Guarantor, apply or set-off the same, or any part thereof (if the Agent, reasonably believes that such Event of Default continues to exist as of the date of such application or set-off), to any liability of the Guarantor to either the Agent or the Lenders, whether or not the Agent, shall have made demand under this Guaranty and although such obligations may be contingent or unmatured.

ARTICLE II.

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 1. The Guarantor Representations, Warranties and Covenants. The Guarantor hereby represents, warrants and covenants that:

(1) The Guarantor is an individual and has the power and authority to execute this Guaranty and incur the obligations hereunder.

(2) Neither the execution and delivery of this Guaranty and the 2003 Term Notes, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the terms and conditions of this Guaranty is prevented or limited by or conflicts with or results in a breach of the terms, conditions or provisions of any contractual or other restriction on the Guarantor or any agreement or instrument of whatever nature to which the Guarantor is now a party or by which the Guarantor or the Guarantor’s property is bound or constitutes a default under any of the foregoing.

(3) The Guarantor has received and will receive a direct and material financial benefit from the accommodations extended by the Agent, and the Lenders, to the Borrower.

(4) All authorizations, consents and approvals of governmental bodies or agencies required in connection with the execution and delivery of this Guaranty and the 2003 Term Notes, or in connection with the performance of the Guarantor’s obligations hereunder or thereunder have been obtained as required hereunder or by law.

(5) This Guaranty constitutes a valid and legally binding obligation of the Guarantor, enforceable in accordance with its terms.

(6) There is no action or proceeding pending or to the best of the Guarantor’s knowledge threatened against the Guarantor before any court or administrative agency that might adversely affect the ability of the Guarantor to perform the Guarantor’s obligations under this Guaranty.

(7) The Guarantor is solvent as of the date of and after giving effect to this Guaranty.

(8) On or prior to November 30 of each year, but not earlier than eleven (11) months since the date of the most recent financial statement delivered hereunder, the Guarantor shall deliver to the Agent, a financial statement which shall disclose all of the Guarantor’s assets, liabilities, net worth, income and contingent liabilities all in reasonable detail and acceptable to the Agent, and submitted on a form provided by the Agent, or on such other form acceptable to the Agent. Each such financial statement shall be executed by the Guarantor and certified to be true, correct and complete.

(9) Failure of the Guarantor to comply with any of the covenants herein shall constitute a default of the liabilities, entitling the Agent, to exercise all rights and remedies set forth in any of the Loan Documents.

ARTICLE III.

NOTICE AND SERVICE OF PROCESS,

PLEADINGS AND OTHER PAPERS

Section 1. Designation of Agent for Service of Process. The Guarantor agrees that the Guarantor is subject to service of process in the State of Connecticut and that the Guarantor will remain so subject so long as any of the liabilities are outstanding. If the Agent, has attempted unsuccessfully to serve the Guarantor in Connecticut, then the Guarantor hereby designates and appoints, without power of revocation, the Secretary of the State of Connecticut as the Guarantor’s agent upon whom may be served all process, pleadings, notices or other papers which may be served upon the Guarantor as a result of any of the Guarantor’s obligations under this Guaranty.

Section 2. Consent to Jurisdiction. The Guarantor irrevocably (a) agrees that any suit, action or other legal proceeding arising out of this Guaranty may be brought in the courts of record of the State of Connecticut or the courts of the United States located in such state; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; and (c) waives any objection which the Guarantor may have to the laying of venue of any such suit, action or proceeding in any of such courts. For such time as any of the liabilities are outstanding, the Guarantor’s agent designated in Article III Section 1 hereof shall accept and acknowledge on the Guarantor’s behalf services of any and all process in any such suit, action or proceeding brought in any such court. The Guarantor agrees and consents that any such services of process upon such agent and written notice of such service to the Guarantor by registered mail shall be taken and held to be valid personal service upon the Guarantor and that any such service of process shall be of the same force and validity as if services were made upon the Guarantor according to the laws governing the validity and requirements of such service in such state, and waives all claim of error by reason of any such service.

Section 3. Notices, Etc. All notices, demands, requests, and other communications given under this Agreement shall only be effective if they are (i) in writing, (ii) actually received by the addressee, and (iii) sent by hand delivery, by facsimile transmission, by reputable express delivery service, or by first-class mail, postage prepaid:

If to the Agent, to it at:

Fleet Capital Corporation

One Landmark Square

Stamford, CT 06901

Attn: Deirdre Z. Sikora, Vice President

with a copy to:

Fleet Capital Corporation

200 Glastonbury Boulevard

Glastonbury, CT 06033

Attn: Loan Administration

          QEP Account Officer

If to the Guarantor, to him at:

Lewis Gould

c/o QEP Co., Inc.

1081 Holland Drive

Boca Raton, FL 33487

With a copy to:

Holland & Knight LLP

701 Brickell Avenue

Suite 3000

Miami, FL 33131

Attn: Steven Sonberg, Esq.

or to such other address (and/or facsimile transmission number) as the Borrower or the Agent, as the case may be, shall have specified in a notice sent to the other in accordance with this Section.

ARTICLE IV.

GENERAL

Section 1. No Remedy Exclusive; Effect of Waiver. No remedy herein conferred upon or reserved to the Agent or the Lenders is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity. In order to entitle the Agent, to exercise any remedy reserved to the Agent or the Lenders in this Guaranty, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties thereunto duly authorized. A waiver on one occasion shall not be a bar to or waiver of any right of any other occasion. No delay or omissions or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but such right and power may be exercised from time to time and as often may be deemed expected. The Guarantor acknowledges that this Guaranty supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and is intended as a final expression and a complete and exclusive statement of the terms of this Guaranty.

Section 2. Counterparts. This Guaranty may be executed simultaneously in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Section 3. Severability. The invalidity or unenforceability of any one or more phrases, sentences, clauses, Articles or Sections contained in this Guaranty shall not affect the validity or enforceability of the remaining portions of this Guaranty, or any part thereof.

Section 4. Connecticut Law. This Guaranty shall be governed by the laws of the State of Connecticut (but not its conflicts of law provisions).

Section 5. Termination. The amount owed by the Guarantor hereunder shall be reduced dollar-for-dollar by all principal payments made on the 2003 Term Loan. At such time as $3,000,000 of principal has been indefeasibly repaid under the 2003 Term Loan, this Guaranty shall terminate and be of no further force or effect. Notwithstanding anything to the contrary in the 2003 Term Note, the amounts being guaranteed hereunder are limited as provided in Article 1, Section 1 hereof.

[Signature page to follow]

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty on the date first above written.

/s/ LEWIS GOULD
Lewis Gould